Exhibit 10.2
LOAN AGREEMENT
     THIS LOAN AGREEMENT (this “Agreement”) is effective as of the ___day of August, 2005, by and among REMOTE KNOWLEDGE, INC., a Delaware corporation (the “Borrower”), Leonard Nagel, not in his individual capacity, but, solely in his capacity as trustee for the Alan Granader Irrevocable Family Trust, and Daniel Granader, Alan Granader, Harry Granader and Neil Granader as individuals (each a “Lender” and collectively, the “Lenders”).
W I T N E S S E T H :
     WHEREAS, the Borrower has requested the Lenders to extend a secured loan in the original principal amount of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) to be used for marketing, sales, working capital and other general corporate purposes; and
     WHEREAS, each Lender is willing and prepared to extend such a secured loan to the Borrower upon the terms and subject to the conditions hereinafter set forth and in the amounts set forth on Exhibit A.
     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:
1.	DEFINED TERMS.
     “Business Day” shall mean a day (other than a Saturday or Sunday) on which banks generally are open in Houston, Texas.
     “Collateral” shall have the meaning set forth in the Security Agreement.
     “Funding Date” shall mean each of those dates shown on Schedule I as dates on which the Lenders are obligated to disburse funds to the Borrower.
     “Intellectual Property” means any and all of the Borrower’s (a) patents and patent applications, and all inventions and improvements described and claimed therein, (b) copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications, (c) trademarks (including service marks), trade names, trade dress, trade secrets and trade styles and the registrations and applications for registration thereof and the goodwill of the business of the foregoing and (d) such other intellectual property including, but not limited to, database management systems and software, whether or not a registration or application for a patent, copyright or trademark has been made, and all other rights under any of the (a), (b), (c) or (d), all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing, and all rights to royalties, to sue for past, present, and future infringement of any of the foregoing.
     “Majority Lenders” shall mean more than fifty percent in both (i) the number of Lenders and (ii) the amount of Loans outstanding.
     “Registration Rights Agreement” means that certain registration rights agreement dated as of February 27, 2004 by and among the Company and certain of its shareholders including the Lenders under this Agreement as amended and in effect from time to time.
2. SECURED LOAN. The Lenders agree to make a loan to the Borrower in the aggregate principal amount of Three Million Six Hundred Thousand and No/100 Dollars ($3,600,000.00) (the “Loan”). The Loan will be disbursed by the Lenders to the Borrower in [five] tranches as set forth in Schedule 1 hereto. The Loan shall accrue interest at the rate of five (5) percent per annum, payable together with the principal amount then outstanding on August 1, 2008 (the “Maturity Date”).
3. SECURED PROMISSORY NOTES. The obligation of the Borrower to repay the Loan shall be evidenced by one or more Secured Convertible Promissory Notes, a form of which is attached hereto as Exhibit A, executed by the Borrower and payable to the order of the Lenders (the “Notes”). The Notes shall be convertible into common stock, par value $.001 per share, of the Borrower on the Maturity Date or on such earlier date as set forth in the Notes.
4. WARRANTS. The Borrower shall issue to each Lender a warrant for the number of shares equal to four thousand (4,000) shares for each one thousand dollars ($1,000.00) of principal advanced by such Lender under this Agreement with an exercise price of seventy-five cents per share (each such warrant, a “Warrant”). The aggregate number of shares by all Warrants issued pursuant to this Agreement shall not exceed fourteen million four hundred thousand (14,400,000) shares on the date of issuance of the Warrants.
5. CONDITIONS TO EFFECTIVENESS AND LENDING. (a) This Agreement shall become effective on and as of the first date (the “Effective Date”) on which the following conditions precedent have been satisfied, unless otherwise waived by the Majority Lenders:
               (i) The representations and warranties contained herein and in the Security Agreement shall be true and correct as of the Effective Date as if made on the Effective Date.
               (ii) No Event of Default shall have occurred and be continuing.
               (iii) The Borrower shall have executed and delivered to Daniel Granader, as collateral agent for the Lenders that certain Security Agreement (the “Security Agreement”) of even date herewith, pursuant to which the Borrower has granted to the Lenders a lien and security interest in and to all of the Borrower’s Intellectual Property and certain personal property located in the State of Missouri to secure payment of the Notes.
               (iv) No judgment creditor of the Borrower shall have executed, or initiated proceedings to execute, one or more judgments for the payment of money.
               (v) Each party hereto shall have delivered to Daniel Granader, as collateral agent for the Lendersduly executed counterparts of (A) this Agreement; (B) the Security Agreement; (C) the Notes and (D) the Warrants.
     (b) The obligations of the Lenders to fund the loans set forth on Schedule 1 hereto are subject to the following conditions precedent:
               (i) The representations and warranties contained herein and in the Security Agreement shall be true and correct as of the Funding Date as if made on the Funding Date.
               (ii) No Event of Default shall have occurred and be continuing.
6. CONDITIONS SUBSEQUENT. The Borrower shall file and record the ground lease deed of trust over the property located at 4260 West Highway 86, Joplin, Missouri (the “Deed of Trust”) within ten (10) days of the date on which this Agreement is executed and delivered.
7. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders to make the Loans hereunder, the Borrower hereby makes the following representations and warranties to the Lenders:

     (a) The Borrower is (i) a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (ii) is duly qualified as a foreign corporation to do business and is in good standing under the laws of each jurisdiction in which it is required to be qualified to conduct its business.
     (b) The execution, delivery and performance by the Borrower of this Agreement, the Security Agreement, the Deed of Trust and the Notes and the consummation of the transactions contemplated hereby and thereby, are within the Borrower’s corporate powers, have been duly authorized by all necessary corporate action, and do not contravene its charter, by-laws or any federal, state or local law, order or decree applicable to the Borrower.
     (c) No authorization or approval or action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes.
     (d) This Agreement has been, and each of the Security Agreement, the Deed of Trust and the Notes when delivered hereunder will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each of the Security Agreement, the Deed of Trust and the Notes when delivered hereunder will constitute, the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally, and by equitable principles (regardless of whether enforcement is sought in equity or at law).
     (e) The Borrower is not an Investment Company, as such term is defined in the Investment Company Act of 1940, as amended.
     (f) The Borrower has no subsidiaries.
     (g) The Borrower has filed all federal, state, local and tax returns required to be filed by it, and has paid all federal, state, local and other taxes, assessments, fees and other governmental charges levied or imposed upon the Borrower, or its properties, income or assets or shown in such returns to be due and payable, or are otherwise due and payable, except those which are being contested in good faith and for which adequate reserves have been provided.
8. COVENANTS. So long as the loans remain unpaid or any Lender shall have any commitment hereunder, the Borrower will:
     (a) Compliance with laws. Comply, in all material respects, with all applicable laws, rules, regulations and orders.
     (b) Payment of taxes, etc. Pay all federal, state, local and other taxes, assessments, fees and other governmental charges levied or imposed upon the Borrower, or its properties, income or assets, before any penalty or interest accrues thereon, except for such as are being contested in good faith and for which adequate reserves have been provided.
     (c) Preservation of Corporate Existence. Preserve and maintain its corporate existence and franchises, and be and remain qualified to do business as a foreign corporation under the laws of each jurisdiction in which it is required to be qualified to conduct its business.
     (d) Visitation Rights. During normal business hours and upon reasonable notice from time to time, permit each of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of (excluding any confidential information), and visit the properties of the Borrower, and to discuss the affairs, finances and accounts of the Borrower with the appropriate officers or representatives of the Borrower.

     (e) Keeping of Books. Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower, in accordance with generally accepted accounting principles.
     (f) Maintenance of Properties. The Borrower shall (i) maintain, preserve and protect all of its properties, assets and equipment necessary, used, or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and supplied with all necessary equipment, (ii) make or cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Borrower may be necessary so that the business carried on in connection therewith may be properly conducted at all times and (iii) use the standard of care typical in the industry in the operation and maintenance of its facilities; provided that nothing in this Section 8(f) shall prevent the Borrower from discontinuing the operation or maintenance of any of the Borrower’s property if (A) the property discontinued from operation or maintenance does not constitute a material portion of the Borrower’s property and (B) such discontinuance is, in the judgment of the Borrower and its board of directors, desirable in the conduct of its business and is not disadvantageous in any material respect to the Lenders’ interests in the Collateral.
     (g) Reporting Requirements. The Borrower shall furnish to each of the Lenders:
               (i) As soon as available and in any event within sixty (60) days after the end of each of the first three quarters of each fiscal year, the balance sheet of the Borrower as of the end of such quarter and the statements of income and cash flows of the Borrower for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the chief financial officer, treasurer or controller of the Borrower as having been prepared in accordance with generally accepted accounting principles;
               (ii) As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of the Borrower, a copy of the annual audited report for such year for the Borrower, containing the balance sheet of the Borrower as of the end of such fiscal year and the statements of income and cash flows of the Borrower for such fiscal year;
               (iii) As soon as possible and in any event within ten (10) Business Days after the occurrence of each Event of Default continuing on the date of such statement, a statement of the chief financial officer or chief executive officer setting forth details of such Event of Default and the action that the Borrower has taken and proposed to take with respect thereto;
               (iv) Prompt notice of all actions and proceedings before any court, governmental agency or arbitrator materially and adversely affecting the Borrower; and
               (v) Such information respecting the Borrower as any Lender may from time to time reasonably request.
     (h) Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes and to pay certain outstanding obligations of the Borrower.
     (i) Registration Rights. The Company agrees to register on behalf of the holder of Note, any Common Stock, issued upon conversion of such Note in accordance with the terms of Section 2 thereof, pursuant to the terms of the Registration Rights Agreement.
     (j) Further Assurances. The Borrower shall from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take such actions, as the Majority Lenders may reasonably request for the purposes of implementing or effectuating the provisions of this Agreement and the Security Agreement, or of more fully perfecting or renewing the rights of the Lenders with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds thereof). In furtherance of this agreement, the Borrower shall promptly, and in any event within ten (10) Business Days after receipt of the Majority Lenders’ written request, execute, deliver, file, record and complete any and all instruments, agreements, and documents that the Majority Lenders may require for any of the foregoing purposes, including the completion, execution, acknowledgement and delivery of any notices, instruments, supplemental assignments and any other documents necessary for compliance with, or perfection under, any federal or state law, rule or regulation affecting perfection, priority and assignment, or with respect to, or as a result of, any amendment, enactment, judicial decision or change regarding the laws, rules or regulations with respect to deeds of trust, mortgages, liens, pledges or security interests. Upon the exercise by the Lenders of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, recording, qualification or authorization of any federal, state or local governmental authority, the Borrower will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that may be required to obtain such consent, approval, recording, qualification or authorization.
     9. EVENT OF DEFAULT. (a) As used herein, the term “Event of Default” shall mean and include each or all of the following events:
               (i) the Borrower shall fail to pay, within ten (10) days when due, any amounts required to be paid by the Borrower under this Agreement, the Security Agreement, the Deed of Trust or the Notes;
               (ii) the Borrower shall file a petition in bankruptcy or for reorganization or for an arrangement pursuant to any present or future state or federal bankruptcy act or under any similar federal or state law, or shall be adjudicated a bankrupt or insolvent, or shall make a general assignment for the benefit of his creditors, or shall be unable to pay his debts generally as they become due; or if a petition or answer proposing the adjudication of the Borrower as bankrupt or its reorganization under any present or future state or federal bankruptcy act or any similar federal or state law shall be filed in any court and such petition or answer shall not be discharged or denied within thirty (30) days after the filing thereof; or if a receiver, trustee or liquidator of the Borrower or of all or substantially all of the assets of the Borrower shall be appointed in any proceeding brought against the Borrower and shall not be discharged within thirty (30) days of such appointment; or if the Borrower shall consent to or acquiesce in such appointment; or if any property of the Borrower shall be levied upon or attached in any proceeding;
               (iii) one or more judgment creditors shall have executed, or initiated proceedings to execute, one or more judgments for the payment of money in excess of $100,000;
               (iv) after the date hereof, final judgment(s) for the payment of money in excess of $100,000, individually or in the aggregate, shall be rendered against the Borrower and shall remain undischarged for a period of thirty (30) days during which execution shall not be effectively stayed; or
               (v) all or any portion of the property subject to the Security Agreement or the Deed of Trust, or the legal, equitable or any other interest therein, shall be sold, transferred, assigned, leased or otherwise disposed of unless the prior written consent of the Majority Lenders is first obtained.
     (b) Upon the occurrence of an Event of Default, the Majority Lenders may, at their option, exercise any and all of the following rights and remedies (in addition to any other rights and remedies available to the Lenders):
               (i) without notice, declare immediately due and payable all unpaid principal of and accrued interest on the Notes, together with all other sums payable hereunder or under the Notes, and the Notes shall thereupon be immediately due and payable without presentment or other demand, protect, notice of dishonor or any other notice of any kind (including notice of intent to accelerate maturity and notice of acceleration of maturity), all of which are hereby expressly waived; and
               (ii) exercise all of their rights or remedies under this Agreement, the Notes, the Deed of Trust and the Security Agreement.

10. NOTICES. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other party. All notices, requests, consents and demands hereunder shall be effective (a) upon personal delivery, or (b) one (1) Business Day after deposit with a nationally-recognized overnight courier service, or (c) three (3) Business Days after deposit with registered or certified, first class mail, postage prepaid.
IF TO THE LENDERS:
c/o Daniel Granader
160 Church Road
Goldcreek, MT 59733
Tel: (406) 288-0114
Fax: (406) 288-0115
IF TO THE BORROWER:
Remote Knowledge
Attn: Randy Bayne
3657 Briar Park Drive, Suite 100
Houston, TX 77042
Tel: (281) 599-4949
Fax: (281) 599-0165
11. MISCELLANEOUS.
     (a) Funding Obligations of Lenders. If, on any Funding Date, a Lender fails to provide funding as required by Schedule I, then, upon the request of the Borrower, the other Lenders shall be jointly obligated to disburse the funds to the Borrower which were scheduled to be disbursed by the non-funding Lender on such Funding Date.
     (b) Waivers. No failure on the part of the Lenders to exercise, and no delay in exercising, any right or remedy hereunder or under applicable law or any document or agreement related hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     (c) Amendments. The Majority Lenders and the Borrower may enter into agreements supplemental hereto for the purpose of adding to or modifying any provisions of this Agreement, the Security Agreement, the Deed of Trust or the Notes or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders: reduce the principal amount of the Loan or reduce the rate of interest on the Loan, postpone or extend the Maturity Date or forgive all or any portion of the principal amount, amend the definition “Majority Lenders”, amend this Section 11(c), or release all or substantially all of the Collateral, unless such Collateral is sold or transferred as permitted pursuant to this Agreement, the Security Agreement or the Deed of Trust.
     (d) Successors. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns; provided, however, that the Borrower may not transfer or assign its right to borrow hereunder without the prior written consent of each Lender.
     (e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

     (f) Governing Law. This Agreement, the Notes and all other agreements related hereto or thereto, shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to the choice of law provisions thereof.
     (g) Headings. The descriptive headings for the several sections of this Agreement are inserted for convenience only and shall not define or limit any of the terms or provisions hereof.
     (h) Joint and Several Obligations. The respective obligations of the Lenders hereunder are joint and several and the failure of any Lender to make any loan hereunder or to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of this ___day of ___, 2005, but effective as of the date first above written.

BORROWER:

Remote Knowledge, Inc.

By:

Name: Randy Bayne Title: President and CEO

LENDERS:

By:

Name: Leonard Nagel, not in his individual capacity, but solely as Trustee for the Alan Granader Family Trust

By:

Daniel Granader

By:

Allan Granader

By:

Harry Granader

By:

Neil Granader

Schedule 1

Funding Date	Lender(s) and Lenders' Individual Commitment			Total Amount Funded
August 19, 2005	Alan Granader Irrevocable			$1,625,000.00
	Family Trust	$	[1,625,000.00]
	Alan Granader:	$
	Harry Granader:	$
	Daniel Granader:	$
	Neil Granader:	$

October 24, 2005	Alan Granader Irrevocable			$500,000.00
	Family Trust	$
	Alan Granader:	$
	Harry Granader:	$
	Daniel Granader:	$
	Neil Granader:	$

January 10, 2006	Alan Granader Irrevocable			$600,000.00
	Family Trust	$
	Alan Granader:	$
	Harry Granader:	$
	Daniel Granader:	$
	Neil Granader:	$

March 10, 2006	Alan Granader Irrevocable			$600,000.00
	Family Trust	$
	Alan Granader:	$
	Harry Granader:	$
	Daniel Granader:	$
	Neil Granader:	$

May 12, 2006	Alan Granader Irrevocable			$275,000.00
	Family Trust	$
	Alan Granader:	$
	Harry Granader:	$
	Daniel Granader:	$
	Neil Granader:	$